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EXHIBIT 99.1

CONTACT:
Fredrick B. Rolff
Chief Financial Officer  (908) 387-1673

             SENTIGEN HOLDING CORP. ANNOUNCES SECOND QUARTER RESULTS

PHILLIPSBURG, NJ, August 14, 2003: Sentigen Holding Corp. (NasdaqSC: SGHL), today reported results for the three and six month periods ended June 30, 2003.

CONSOLIDATED RESULTS OF OPERATIONS

         Revenues for the quarter ended June 30, 2003 were $2,364,247, a 24% increase over the quarter ended June 30, 2002. This increase was driven by growth in demand for High-Throughput Screening (HTS) services, services for the pre-clinical analysis of compound efficacy on diminishing or eliminating pathogen infection and mouse genetics services. Our revenues are entirely attributable to our wholly-owned subsidiary, Cell & Molecular Technologies, Inc. ("CMT").

         Our net income for the quarter ended June 30, 2003 was $117,094, or $0.02 per share. This compares to a net loss of $68,367 or $(0.01) per share for the quarter ended June 30, 2002. The improvement was driven by the performance of CMT.

         Revenues for the six months ended June 30, 2003 were $4,549,264, a 26% increase over the quarter ended June 30, 2002. This increase was driven by growth in demand for HTS services, services for the pre-clinical analysis of compound efficacy on diminishing or eliminating pathogen infection and sales of our cell-line based media products. HTS services are provided under a contract that expires at the end of 2003.

         Our net income for the six months ended June 30, 2003 was $353,234, or $0.05 per share. This compares to a net loss of $274,653 or $(0.04) per share for the quarter ended June 30, 2002. The improvement was driven by the performance of CMT and reduced operating expenses for our other segments.

RESULTS OF OPERATIONS BY SEGMENT

         CELL & MOLECULAR TECHNOLOGIES, INC. Income from operations attributable to CMT for the quarter ended June 30, 2003 was $720,642 compared to $489,351 for the quarter ended June 30, 2002, a 47% increase. Income from operations attributable to CMT for the six months ended June 30, 2003 was $1,509,509 compared to $937,898 for the six months ended June 30, 2002, a 61% increase. The improvement during the three and six month periods ended June 30, 2003 was due to higher revenues and improved operating margins compared to the same periods in 2002.

         SENTIGEN CORP. Our other wholly-owned subsidiary, Sentigen Corp., is primarily engaged in scientific research to develop assays for the screening of G Protein-Coupled Receptors, or GPCRs. These assays have potential applications in drug discovery, micro-array based detection technologies and environmentally sound pest management solutions for agricultural and human health vectors. Loss from operations attributable to Sentigen Corp. for the quarter ended June 30, 2003 was $347,927, a 14% increase when compared to the loss from operations of $304,430 for the quarter ended June 30, 2002. The increase was due to higher stock-based compensation costs during the quarter ended June 30, 2003 compared to the quarter ended June 30, 2002. Loss from operations attributable to Sentigen Corp. for the six months ended June 30, 2003 was $589,571, a 13% decrease when compared to the loss from operations of $676,697 for the six months ended June 30, 2002. The decline was due to lower stock-based compensation and research and development costs during the six months ended June 30, 2003 compared to the six months ended June 30, 2002.

           CORPORATE. Loss attributable to corporate holding company expenses for the quarter ended June 30, 2003 was $230,834. This compares to a loss attributable to corporate holding company expenses of $275,755 for the same period in 2002. Loss attributable to corporate holding company expenses for the six months ended June 30, 2003 was $507,196. This compares to a loss attributable to corporate holding company expenses of $590,374 for the same period in 2002. The improvement during the three and six month periods ended June 30, 2003 can largely be attributed to lower travel expenses and professional fees.



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CASH AND WORKING CAPITAL

       At June 30, 2003, we had $10,114,783 in cash and working capital of $10,281,522.


                     SENTIGEN HOLDING CORP. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                              --------------------


INCOME STATEMENT HIGHLIGHTS:

                                                           (UNAUDITED)                    (UNAUDITED)
                                                   FOR THE THREE MONTHS ENDED      FOR THE SIX MONTHS ENDED
                                                   --------------------------     ------------------------
                                                JUNE 30, 2003  JUNE 30, 2002  JUNE 30, 2003  JUNE 30, 2002
                                                -------------  -------------  -------------  -------------

Revenue
      Molecular cell science                    $ 1,570,447    $ 1,128,502    $ 2,989,219    $ 2,174,494
      Specialty media                               793,800        772,037      1,560,045      1,448,623
                                                -----------    -----------    -----------    -----------


                                                  2,364,247      1,900,539      4,549,264      3,623,117
                                                -----------    -----------    -----------    -----------

Income After Direct Costs
      Molecular cell science                      1,076,044        743,700      2,083,852      1,440,542
      Specialty media                               466,477        435,857        955,170        854,370
                                                -----------    -----------    -----------    -----------


                                                  1,542,521      1,179,557      3,039,022      2,294,912
                                                -----------    -----------    -----------    -----------
Income (Loss) From Operations
      Molecular cell science                        457,907        204,147        920,690        380,559
      Specialty media                               262,735        285,204        588,819        557,339
      Sentigen Corp.                               (347,927)      (304,430)      (589,571)      (676,697)
      Corporate                                    (230,834)      (275,755)      (507,196)      (590,374)
                                                -----------    -----------    -----------    -----------

Income (Loss) From Operations                       141,881        (90,834)       412,742       (329,173)
                                                -----------    -----------    -----------    -----------

Net Income (Loss)                               $   117,094    $   (68,367)   $   353,234    $  (274,653)
                                                ===========    ===========    ===========    ===========

Net Income (Loss) per Share
      Basic                                     $      0.02    $     (0.01)   $      0.05    $     (0.04)
                                                ===========    ===========    ===========    ===========
      Diluted                                   $      0.02    $     (0.01)   $      0.05    $     (0.04)
                                                ===========    ===========    ===========    ===========

Weighted Average of Common Shares Outstanding
      Basic
                                                  7,453,894      7,451,044      7,452,944      7,349,804
                                                ===========    ===========    ===========    ===========
      Diluted
                                                  7,604,776      7,451,044      7,621,787      7,349,804
                                                ===========    ===========    ===========    ===========



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BALANCE SHEET HIGHLIGHTS:
                                                  JUNE 30,      DECEMBER 31,
                                                    2003            2002
                                                    ----            ----
 Cash and cash equivalents                       $  10,114,783   $   4,819,967
 Total investment securities                                 -       5,307,419
 Total current assets                               11,398,647      11,058,549
 Total assets                                       13,323,666      13,148,435

 Current maturities of long term debt            $     271,445   $     265,808
 Current liabilities                                 1,117,125       1,246,785
 Long-term debt                                        893,448       1,031,161
 Total liabilities                                   2,010,573       2,277,946

 Stockholder's Equity                            $  11,313,093   $  10,870,489


         THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ALTHOUGH THE COMPANY BELIEVES SUCH STATEMENTS ARE REASONABLE, IT CAN MAKE NO ASSURANCE THAT SUCH STATEMENTS WILL PROVE TO BE CORRECT. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS THAT MAY CAUSE RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE THE RISK FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS MOST RECENT ANNUAL REPORT ON FORM 10-K, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE RESULTS OF ANY OF THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNEXPECTED RESULTS.


ABOUT SENTIGEN HOLDING CORP:
Sentigen Holding Corp. (NasdaqSC: SGHL) is a company conducting business through two wholly-owned operating subsidiaries, Cell & Molecular Technologies, Inc.
(CMT) and Sentigen Corp. CMT is comprised of a contract research organization that provides contract research and development (R&D) services, and a research products organization that provides cell culture media and reagents as well as other research products to companies engaged in the drug discovery process. Sentigen Corp. is primarily engaged in scientific research to develop assays for the screening of G Protein-Coupled Receptors, or GPCRs. These assays have potential applications in drug discovery, micro-array based detection technologies and Sentigen's research to develop environmentally sound pest management solutions for agricultural and human health vectors. For more information on CMT, please visit the company web site at http://www.cmt-inc.net. The Sentigen Corp. website is currently under development.



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